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                                           EXHIBIT 21.1


                SUBSIDIARIES OF MICHAEL FOODS, INC.

NAME                             STATE OF INCORPORATION
- ----                             -----------------------
Crystal Foods, Inc.                     Minnesota
Crystal Farms Refrigerated
     Distribution Company               Minnesota
Northern Star Co.                       Minnesota
Kohler Mix Specialties, Inc.            Minnesota
Morning Glory Eggs, Incorporated        North Carolina
M. G. Waldbaum Company                  Nebraska
Wayne Grain & Feed, Inc.                Nebraska
Wisco Farm Cooperative                  Wisconsin
WFC, Inc.                               Wisconsin
Farm Fresh Foods, Inc.                  California
Drallos Potato Co., Inc.                Michigan
Reddi Egg America, Inc.                 Minnesota
M. G. Waldbaum Company
     of Florida                         Florida
Midwest Mix, Inc.                       Minnesota
B.C.K. Company                          Minnesota
Minnesota Products, Inc.                Minnesota
Sunnyside Vegetable Packing, Inc.       New Jersey
MIKL, Inc.                              Minnesota
Cholorex Company (a general
     partnership) 50% Interest          Minnesota
Super Critical Venturers (a general
     partnership) 50% Interest          Minnesota


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